PRESS RELEASE

              OCEAN SHORE HOLDING CO. REPORTS 2ND QUARTER EARNINGS

         Ocean City, New Jersey - July 26, 2006 - Ocean Shore Holding Co. (NASDAQ: OSHC) today announced net income of $700,000 or $.08 per basic and diluted share for the quarter ended June 30, 2006, as compared to $790,000 or $.09 per basic and diluted share for the second quarter of 2005. Net income for the six months ended June 30, 2006 was $1,403,000 or $.17 per basic and diluted share as compared to $1,532,000 or $.18 for the same period in 2005.

         Ocean Shore Holding Co. (the "Company") is the holding company for Ocean City Home Bank (the "Bank"), a federal savings bank headquartered in Ocean City, New Jersey. The Bank operates a total of seven full-service banking offices in eastern New Jersey.

NET INTEREST INCOME REMAINS STEADY AND OTHER INCOME IMPROVES OVER PRIOR YEAR

         Net interest income was essentially unchanged at $3.8 million for the second quarter of 2006 compared to the same quarter of 2005. Interest income grew 14.6% over the prior year as a result of growth in interest earning assets and an increase in the average yield on both loans and investments. However, growth in interest expense, driven primarily by higher rates paid on deposits and a larger average balance of borrowings, offset the increase in interest income. For the quarter, the Company's interest rate spread was 2.59% compared to 2.64% for the prior quarter and 2.75% for the same quarter last year.

         For the first six months of 2006, net interest income increased 2.4% to $7.6 million compared to the prior year. The growth in net interest income was the result of an increase in average interest-earning assets that was partially offset by a reduction in the interest rate spread to 2.61% from 2.73%.

         Other income increased 4.8% for the second quarter of 2006 and 1.2% for the first six months of 2006 compared to the same period in 2005, driven primarily by increases in service charges due to a growing deposit base. Income from services charges increased $21,000 to $404,000 for the quarter and $43,000 to $778,000 for the first six months of 2006 compared to the same periods in 2005.

TOTAL ASSETS GROW

         Total assets grew $18.4 million, or 3.4%, to $562.3 million at June 30, 2006 from December 31, 2005. Loans receivable grew $17.0 million, or 4.1%, to $429.0 million on steady loan activity. Real estate mortgage loans grew by $12.1 million, consumer loans grew by $3.7 million and commercial loans increased by $1.2 million. Investment and mortgage-backed securities declined $13.0 million or 13.9% during the first half of the year to $81.1 million due to normal maturities and repayments of principal. Cash and cash equivalents rose $13.6 million, or 101.8%, to $27.0 million due to an increase of $7.0 million in Overnight Federal Funds and an increase of $7.2 million in balances due from other banks.

         Deposits grew $11.0 million, or 2.6%, to $428.0 million at June 30, 2006 from December 31, 2005. The Company continued its focus on non-interest-bearing deposits, which increased 9.5% to $43.7 million. FHLB advances increased $17.0 million, or 63.0%, to $44.0 million while other borrowings decreased $11.2 million, or 60.9%, to $7.2 million at June 30, 2006 from December 31, 2005.

ASSET QUALITY REMAINS EXCELLENT

         The Company's asset quality continues to be excellent. Non-performing assets totaled $61,000 at June 30, 2006. Net charge-offs were $6,000 in the first six months of 2006, compared to $2,000 in the same period last year. The allowance for loan losses was 0.44% of total loans at June 30, 2006 compared to 0.42% at December 31, 2005 and 0.43% of total loans at June 30, 2005.

OTHER EXPENSES INCREASE

         Other expenses increased $187,000 to $3.2 million for the second quarter of 2006 compared to $3.0 million for the same quarter in 2005 and increased $406,000 to $6.3 million for the first six months of 2006 compared to $5.9 million for the same period in 2005. Salaries and benefits expense increased $137,000 for the second quarter and $291,000 for the first six months of 2006 over the prior year as share-based compensation costs of $176,000 for the second quarter and $352,000 for the first six months of 2006 for stock awards made in August of 2005 were expensed, partially offset by decreases in costs of other employee benefit plans. Occupancy expense increased $74,000 for the quarter and $156,000 year to date over the prior year mostly from costs associated with the opening of a new branch in September of 2005.


         This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

         The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.


SELECTED FINANCIAL CONDITION DATA

                                                      JUNE 30,           DECEMBER 31,
                                                        2006                 2005              % CHANGE
                                                --------------------- -------------------  -----------------
                                                        (DOLLARS IN THOUSANDS)

 Total assets....................................     $562,256          $543,846                3.4%
 Cash and cash equivalents.......................       27,044            13,400              101.8
 Investment securities...........................       43,314            51,578              (16.0)
 Mortgage-backed securities .....................       37,827            42,612              (11.2)
 Loans receivable, net...........................      429,013           412,005                4.1
 Deposits........................................      427,955           416,914                2.6
 FHLB advances...................................       44,000            27,000               63.0
 Subordinated debt...............................       15,464            15,464                0.0
 Other borrowings................................        7,220            18,460              (60.9)
 Stockholder's equity............................       61,736            60,568                1.9


SELECTED OPERATING DATA

                                            THREE MONTHS ENDED                            SIX MONTHS ENDED
                                                 JUNE 30,                                     JUNE 30,
                                       ------------------------------                ----------------------------
                                            2006           2005         % CHANGE          2006          2005       % CHANGE
                                       --------------- -------------- -------------  --------------- ------------ -----------
                                                   (IN THOUSANDS, EXCEPT PER SHARE AND PER SHARE AMOUNTS)

 Interest and dividend income....      $    7,347      $    6,411          14.6      $   14,498      $   12,502        16.0
 Interest expense ...............           3,557           2,626          35.4           6,913           5,098        35.6
                                       ----------      ----------                    ----------      ----------
      Net interest income........           3,790           3,785           0.1           7,585           7,404         2.5

 Provision for loan losses.......              75              75           0.0             150             150         0.0
                                       ----------      ----------                    ----------      ----------

 Net interest income after
    provision for loan losses....           3,715           3,710           0.1           7,435           7,254         2.5

 Other income....................             599             572           4.8           1,154           1,140         1.2
 Other expense...................           3,154           2,966           6.3           6,284           5,878         6.9
                                       ----------      ----------                    ----------      ----------

 Income before taxes.............           1,160           1,316         -11.8           2,305           2,516        -8.4
 Provision for income taxes......             460             526         -12.5             902             984        -8.3
                                       ----------      ----------                    ----------      ----------

      Net Income.................      $      700      $      790         -11.4      $    1,403      $    1,532        -8.4
                                       ==========      ==========                    ==========      ==========

 Earnings per share basic              $     0.08      $     0.09                    $     0.17      $     0.18
 Earnings per share diluted            $     0.08      $     0.09                    $     0.17      $     0.18

 Average shares outstanding basic       8,290,981       8,450,731                     8,293,774       8,447,868
 Average shares outstanding diluted     8,462,281       8,450,731                     8,465,074       8,447,868

                                                        THREE MONTHS ENDED                 THREE MONTHS ENDED
                                                          JUNE 30, 2006                       JUNE 30, 2005
                                                ---------------------------------    --------------------------------
                                                   AVERAGE                             AVERAGE
                                                   BALANCE          YIELD/COST         BALANCE          YIELD/COST
                                                --------------    ---------------    --------------    --------------
                                                                       (DOLLARS IN THOUSANDS)

Loans                                             $422,708            5.92%            $359,845            5.61%
Investment securities                               82,182            4.87%             114,750            4.22%
Other interest-earning assets                        7,390            4.95%              21,209            2.93%
Interest-bearing deposits                          384,389            2.76%             383,268            2.00%
Total borrowings                                    67,263            5.37%              50,356            5.67%

Interest rate spread                                                  2.59%                                2.75%
Net interest margin                                                   2.96%                                3.05%

                                                        SIX MONTHS ENDED                    SIX MONTHS ENDED
                                                         JUNE 30, 2006                        JUNE 30, 2005
                                                ---------------------------------    --------------------------------
                                                   AVERAGE                             AVERAGE
                                                   BALANCE          YIELD/COST         BALANCE          YIELD/COST
                                                --------------    ---------------    --------------    --------------
                                                                       (DOLLARS IN THOUSANDS)
Loans                                             $418,429            5.87%            $351,047            5.58%
Investment securities                               85,873            4.80%             114,826            4.15%
Other interest-earning assets                        6,692            4.70%              24,584            2.65%
Interest-bearing deposits                          385,803            2.66%             381,705            1.93%
Total borrowings                                    66,026            5.40%              49,388            5.69%

Interest rate spread                                                  2.61%                                2.73%
Net interest margin                                                   2.97%                                3.02%


ASSET QUALITY DATA
                                                       SIX MONTHS ENDED         YEAR ENDED
                                                        JUNE 30, 2006       DECEMBER 31, 2005
                                                      -------------------  --------------------
                                                               (DOLLARS IN THOUSANDS)
 Allowance for Loan Losses:
 Allowance at beginning of period.....................    $ 1,753               $ 1,466
 Provision for loan losses............................        150                   300
 Recoveries...........................................          1                     5
 Charge-offs..........................................          7                    18
                                                          -------               -------

 Net charge-offs......................................          6                    13
                                                          -------               -------
 Allowance at end of period...........................    $ 1,897               $ 1,753

 Allowance for loan losses as a percent of total
   loans..............................................       0.44%                 0.42%
 Allowance for loan losses as a percent of
   nonperforming loans................................        N/M                   N/M

                                                       SIX MONTHS ENDED         YEAR ENDED
                                                        JUNE 30, 2006       DECEMBER 31, 2005
                                                     -------------------  ---------------------
                                                               (DOLLARS IN THOUSANDS)
 Nonperforming Assets:
 Nonaccrual loans:
    Mortgage loans....................................      $   59               $   91
    Commercial business loans.........................           0                    0
    Consumer loans....................................           2                    7
                                                            ------               ------
         Total........................................          61                   98

 Real estate owned....................................           0                    0
 Other nonperforming assets...........................           0                    0
                                                            ------               ------
 Total nonperforming assets...........................      $   61               $   98

 Nonperforming loans as a percent of
    total loans.......................................        0.01%                0.02%
 Nonperforming assets as a percent of
    total assets......................................        0.01%                0.02%

SELECTED FINANCIAL RATIOS

                                                           SIX MONTHS ENDED
                                                               MARCH 30,
                                                     ---------------------------
                                                         2006           2005
                                                     ------------   ------------

 SELECTED PERFORMANCE RATIOS:
 Return on average assets (1).....................       0.51%          0.57%
 Return on average equity (1).....................       4.56%          5.07%
 Interest rate spread (1).........................       2.61%          2.73%
 Net interest margin (1)..........................       2.97%          3.02%
 Efficiency ratio.................................      71.90%         68.79%

(1) Annualized.

-------------------------
Contacts:

Ocean Shore Holding Co.
Steven E. Brady, (609) 399-0012
or
Donald F. Morgenweck, (609) 399-0012